                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 30, 2000



                                      AMONG



                            KONINKLIJKE NUMICO N.V.,
            a company incorporated under the laws of the Netherlands,


                           NUTRICIA INVESTMENT CORP.,
                             a Florida corporation,



                                       AND



                              REXALL SUNDOWN, INC.
                              a Florida corporation

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.
         THE TENDER OFFER.........................................................................................1
         1.1      The Offer.......................................................................................1
         1.2      SEC Filings.....................................................................................3
         1.3      Company Action..................................................................................4
         1.4      Composition of the Company Board................................................................4

ARTICLE II.
         THE MERGER...............................................................................................6
         2.1      The Merger......................................................................................6
         2.2      Closing.........................................................................................6
         2.3      Effective Time..................................................................................6
         2.4      Effect of the Merger............................................................................6
         2.5      Articles of Incorporation.......................................................................6
         2.6      Bylaws..........................................................................................6
         2.7      Officers and Directors of Surviving Corporation.................................................6
         2.8      Effect on Capital Stock.........................................................................7
         2.9      Surrender and Payment...........................................................................7

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES..........................................................................10
         3.1      Representations and Warranties of the Company..................................................10
         3.2      Representations and Warranties of Parent.......................................................24
         3.3      Representations and Warranties of Parent and Merger Sub........................................27

ARTICLE IV.
         COVENANTS RELATING TO CONDUCT OF BUSINESS...............................................................28
         4.1      Covenants of the Company.......................................................................28
         4.2      Covenants of Parent and Merger Sub.............................................................31
         4.3      Advice of Changes; Government Filings..........................................................31

ARTICLE V.
         ADDITIONAL AGREEMENTS...................................................................................32
         5.1      Approval by the Company's Shareholders.........................................................32
         5.2      Access to Information..........................................................................33
         5.3      Approvals and Consents; Cooperation............................................................33
         5.4      Acquisition Proposals..........................................................................34
         5.5      Employee Benefits..............................................................................35
         5.6      Fees and Expenses..............................................................................35
         5.7      Indemnification; Directors' and Officers' Insurance............................................35


                                        i

         5.8      Public Announcements...........................................................................36
         5.9      Takeover Statutes..............................................................................36
         5.10     Third Party Standstill Agreements; Tortious Interference.......................................36
         5.11     Company Option Plans...........................................................................36

ARTICLE VI.
         CONDITIONS PRECEDENT....................................................................................37
         6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................37

ARTICLE VII.
         TERMINATION AND AMENDMENT...............................................................................38
         7.1      Termination....................................................................................38
         7.2      Effect of Termination..........................................................................40
         7.3      Amendment......................................................................................40
         7.4      Extension; Waiver..............................................................................41

ARTICLE VIII.
         GENERAL PROVISIONS......................................................................................41
         8.1      Non-Survival of Representations and Warranties.................................................41
         8.2      Notices........................................................................................41
         8.3      Interpretation.................................................................................42
         8.4      Counterparts...................................................................................42
         8.5      Entire Agreement; No Third Party Beneficiaries.................................................42
         8.6      Governing Law; Jurisdiction; Waiver of Jury Trial..............................................43
         8.7      Severability...................................................................................43
         8.8      Assignment.....................................................................................44
         8.9      Enforcement....................................................................................44
         8.10     Definitions....................................................................................44
         8.11     Performance by Merger Sub......................................................................46
         8.12     Disclosure Schedules...........................................................................46

                            GLOSSARY OF DEFINED TERMS

                                                                                                        LOCATION OF
DEFINITION                                                                                             DEFINED TERM
----------                                                                                             ------------
Acquisition Proposal.................................................................................Section 5.4(a)
Action......................................................................................................Annex A
Affiliate...........................................................................................Section 8.10(a)
Agreement..................................................................................................Preamble
Articles of Merger......................................................................................Section 2.3
Benefits Letter.........................................................................................Section 5.5
Board ..............................................................................................Section 8.10(b)
Business Day........................................................................................Section 8.10(c)
Certificates.........................................................................................Section 2.9(b)
Closing.................................................................................................Section 2.2
Closing Date............................................................................................Section 2.2
Code................................................................................................Section 8.10(d)
Company....................................................................................................Preamble
Company Assets.......................................................................................Section 3.1(s)
Company Benefit Plans.............................................................................Section 3.1(1)(i)
Company Board..............................................................................................Recitals
Company Common Stock.................................................................................Section 1.1(a)
Company Disclosure Schedule.............................................................................Section 3.1
Company Equity Plans................................................................................Section 8.10(e)
Company Material Contracts..........................................................................Section 8.10(f)
Company Permits......................................................................................Section 3.1(f)
Company Products.....................................................................................Section 3.1(p)
Company SEC Reports...............................................................................Section 3.1(d)(i)
Company Stock Option...................................................................................Section 5.11
Company Stock Options Plans.........................................................................Section 8.10(e)
Company Stock Purchase Plans........................................................................Section 8.10(e)
Company Shareholders Meeting.........................................................................Section 5.1(a)
Company Voting Debt.............................................................................Section 3.1(b)(iii)
Confidentiality Agreement...............................................................................Section 5.2
CPSC.................................................................................................Section 3.1(v)
Dissenting Shareholders..............................................................................Section 2.9(h)
Effective Time..........................................................................................Section 2.3
ERISA.............................................................................................Section 3.1(1)(i)
ERISA Affiliate..................................................................................Section 3.1(1)(iv)
Environmental Law....................................................................................Section 3.1(r)
Exchange Act.........................................................................................Section 1.1(b)
Exchange Agent.......................................................................................Section 2.9(a)
Expenses................................................................................................Section 5.6
FBCA.......................................................................................................Recitals
FDA..................................................................................................Section 3.1(v)


                                       iii

FTC..................................................................................................Section 3.1(v)
GAAP..............................................................................................Section 3.1(d)(i)
Governmental Entity.............................................................................Section 3.1(c)(iii)
Hazardous Substance..................................................................................Section 3.1(r)
HSR Act.....................................................................................................Annex A
Indemnified Party.......................................................................................Section 5.7
Independent Directors................................................................................Section 1.4(c)
Intellectual Property...............................................................................Section 8.10(g)
Liens............................................................................................Section 3.1(b)(ii)
Material Adverse Effect.............................................................................Section 8.10(h)
Maximum Premium.........................................................................................Section 5.7
Merger.....................................................................................................Recitals
Merger Consideration.................................................................................Section 2.8(c)
Merger Fees..........................................................................................Section 3.1(n)
Merger Sub.................................................................................................Preamble
Minimum Condition....................................................................................Section 1.1(b)
Multiemployer Plan................................................................................Section 3.1(1)(i)
Nasdaq..........................................................................................Section 3.1(c)(iii)
Offer...............................................................................................Section 1.1.(a)
Offer Conditions.....................................................................................Section 1.1(a)
Offer Documents......................................................................................Section 1.2(a)
Organizational Documents............................................................................Section 8.10(i)
Outside Date.........................................................................................Section 7.1(b)
Outstanding Options ..............................................................................Section 3.1(b)(i)
Parent.....................................................................................................Preamble
Parent Representatives..................................................................................Section 5.2
Payment Fund.........................................................................................Section 2.9(a)
Person..............................................................................................Section 8.10(j)
Price Per Share......................................................................................Section 1.1(a)
Proxy Statement...................................................................................Section 3.1(e)(i)
Required Company Votes...............................................................................Section 3.1(j)
Required Regulatory Approvals........................................................................Section 6.1(c)
Schedule 14D-9.......................................................................................Section 1.2(b)
Schedule TO..........................................................................................Section 1.2(a)
SEC..................................................................................................Section 1.1(b)
Securities Act....................................................................................Section 3.1(d)(i)
Shareholder Agreement......................................................................................Recitals
Subsidiary..........................................................................................Section 8.10(k)
Superior Proposal....................................................................................Section 5.4(c)
Surviving Corporation...................................................................................Section 2.1
Takeover Statute.....................................................................................Section 3.1(q)
Tax..............................................................................................Section 8.10(l)(i)
Tax Return......................................................................................Section 8.10(l)(ii)
Taxable..........................................................................................Section 8.10(l)(i)
Taxes............................................................................................Section 8.10(l)(i)


                                       iv

Top 20 List..........................................................................................Section 3.1(u)
USDA.................................................................................................Section 3.1(v)
Violation........................................................................................Section 3.1(c)(ii)

         This AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2000 (this "Agreement"), by and among KONINKLIJKE NUMICO N.V., a company incorporated under the laws of the Netherlands ("Parent"), NUTRICIA INVESTMENT CORP., a Florida corporation and an indirect wholly owned Subsidiary of Parent ("Merger Sub"), and REXALL SUNDOWN, INC., a Florida corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each approved the Offer (as defined herein) and the Merger (as defined herein) and have determined that it is in the best interests of their respective companies and shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in order to complete such acquisition, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA"), whereby each issued and outstanding share of Company Common Stock (as defined herein) not owned directly or indirectly by Parent or the Company will be converted into the right to receive the price per share in cash actually paid in the Offer;

         WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously approved this Agreement, the Shareholder Agreement (as defined below), the Offer and the Merger, has determined that the Offer and the Merger are fair to, and in the best interests of, the Company's shareholders, and is recommending that the Company's shareholders accept the Offer, tender their shares of Company Common Stock thereunder and adopt and approve the Merger and this Agreement;

         WHEREAS, Parent, Merger Sub, the Company and the shareholders named therein have entered into a Shareholder Agreement dated as of April 30, 2000 (the "Shareholder Agreement");

         WHEREAS, simultaneously with the execution and delivery of this Agreement certain executive officers of the Company are entering into employment agreements with the Company, which will become effective upon the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                THE TENDER OFFER

         1.1      THE OFFER.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Article VII hereof and none of the conditions set forth in Annex A hereto (the "Offer Conditions") shall have occurred or be existing, within seven (7) Business Days of the date hereof, Merger Sub will commence a tender offer (the "Offer") for all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") at a price per share of the Company Common Stock of U.S. $24.00 net to the seller in cash (such price, or any higher price paid in the Offer, the "Price Per Share") upon the terms and conditions set forth in this Agreement, including Annex A hereto.

                  (b) Provided that this Agreement shall not have been terminated in accordance with Article VII hereof, the obligation of Merger Sub to accept for payment, purchase and pay for any Company Common Stock tendered pursuant to the Offer shall be subject only to the satisfaction or waiver of the Offer Conditions including the condition that at least that number of shares of Company Common Stock equivalent to a majority of the total issued and outstanding shares of Company Common Stock on a fully diluted basis on the date such shares are purchased pursuant to the Offer shall have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"). Merger Sub will not, without the prior written consent of the Company (such consent to be authorized by the Company Board): (i) waive the Minimum Condition, (ii) decrease the amount or change the form of consideration payable in the Offer, (iii) decrease the number of shares of Company Common Stock sought in the Offer, (iv) impose additional conditions to the Offer, (v) change any Offer Condition or amend any other term of the Offer if any such change or amendment would be materially adverse to the holders of the Company Common Stock (other than Parent or Merger Sub) or (vi) except as provided below, extend the Offer if all of the Offer Conditions have been satisfied. Subject to the terms and conditions hereof, the Offer shall remain open until midnight, New York City time, on the date that is twenty (20) Business Days after the Offer is commenced (within the meaning of Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); provided, however, that without the consent of the Company Board, Merger Sub may (w) extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived for one (1) or more periods (none of which shall exceed ten (10) Business Days) until such time as such conditions are satisfied or waived, (x) extend the Offer for such period as may be required by any rule, regulation, interpretation or position of the Securities and Exchange Commission ("SEC") or the staff thereof applicable to the Offer, (y) extend the Offer for one (1) or more periods (each such period to be for not more than five (5) Business Days and such extensions to be for an aggregate period of not more than twenty (20) Business Days beyond the latest expiration date that would otherwise be permitted under clause (w) or (x) of this sentence) if on such expiration date the Offer Conditions shall have been satisfied or waived but there shall not have been tendered that number of shares of Company Common Stock which would equal more than 80% of the outstanding shares of Company Common Stock or (z) extend the Offer for any reason for one (1) or more periods, each period to be for not more than ten (10) Business Days and such extensions to be for an aggregate period of not more than twenty (20) Business Days beyond the latest expiration date that would otherwise be permitted under clause (w) or (x) of this sentence. Merger Sub agrees that if all of the Offer Conditions are not satisfied on any expiration date of the Offer, then, Merger Sub shall extend the Offer for periods of not more than ten
(10) Business Days each if requested to do so by the Company; provided that (A) the Company shall be entitled to make only two (2) of such requests; and (B) Merger Sub shall not be required to extend the Offer beyond the Outside Date or, if earlier, the date of termination of this Agreement in accordance with the terms hereof. On the terms of the Offer and subject to the Offer Conditions and this Agreement, Merger Sub shall pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer. Merger Sub may, at its election, provide for a "subsequent offering period" (as contemplated by and in accordance with Rule 14d-11 promulgated under the Exchange Act).

         1.2      SEC FILINGS.

                  (a) As soon as reasonably practicable on the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (as supplemented or amended from time to time, the "Schedule TO") to provide for the purchase of the issued and outstanding shares of Company Common Stock in accordance with the terms hereof. Parent and Merger Sub agree, as to the Schedule TO, the Offer to Purchase and related Letter of Transmittal (which documents, as supplemented or amended from time to time, together constitute the "Offer Documents") will comply as to form and content in all material respects with the applicable provisions of the federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents and any amendment or supplement thereto prior to the filing thereof with the SEC, and Parent and Merger Sub shall consider such comments in good faith. Parent and Merger Sub agree to provide to the Company and its counsel any comments which Parent, Merger Sub or their counsel may receive from the Staff of the SEC promptly after receipt thereof, and any proposed responses thereto, with respect to the Offer Documents and any amendment or supplement thereto. Parent, Merger Sub and the Company agree to promptly provide corrections to any information provided by any of them for use in the Offer Documents (to the party responsible for filing such documents) which shall have become false or misleading in any material respect, and Parent and Merger Sub further agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and to disseminate any revised Offer Documents to the Company's shareholders, in each case as and to the extent required by the applicable provisions of the federal securities laws.

                  (b) The Company Board shall recommend acceptance of the Offer to its shareholders in a Solicitation/Recommendation Statement on Schedule 14D-9 (as supplemented or amended from time to time, the "Schedule 14D-9"), which the Company shall file with the SEC upon commencement of the Offer and which will comply as to form and content in all material respects with the applicable provisions of the federal securities laws; provided, however, that the Company Board may amend, modify or withdraw its recommendation, or make no recommendation, if the Company Board determines, following consultation with the Company's outside legal counsel, that such action is required in order to comply with applicable law. The Company will cooperate with Parent and Merger Sub in mailing or otherwise disseminating the Schedule 14D-9 with the appropriate Offer Documents to the shareholders of the Company. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the
Schedule 14D-9 and any amendment or supplement thereto prior to the filing thereof with the SEC, and the Company shall consider any such comments in good faith. The Company agrees to provide to Parent and Merger Sub and their counsel any comments which the Company or its counsel may receive from the Staff of the SEC promptly after receipt thereof, and any proposed responses thereto, with respect to the Schedule 14D-9 and any amendment or supplement thereto. The Company, Parent and Merger Sub agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause such Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the Company's shareholders, in each case as and to the extent required by the applicable provisions of the federal securities laws. Parent, Merger Sub and the Company each hereby agree to provide promptly such information necessary to the preparation of the exhibits and schedules to the Schedule 14D-9 and the Offer Documents which the respective party responsible therefor shall reasonably request. The Company hereby consents to the inclusion in the Offer Documents of the recommendations and approvals referred to in this Section 1.2.

         1.3      COMPANY ACTION.

                  (a) The Company hereby represents and warrants to Parent and Merger Sub that, the Company Board (at a meeting duly called and held) has unanimously (i) determined that each of this Agreement, the Offer and the Merger is fair to, and in the best interests of, the Company and the holders of Company Common Stock; (ii) approved this Agreement, the Offer, the Merger and the Shareholder Agreement, and the transactions contemplated hereby, in accordance with the provisions FBCA; and (iii) recommended the acceptance of the Offer, the tender of the Company Common Stock in the Offer and the approval and adoption of this Agreement and the Merger by the shareholders of the Company. Such approval by the Company Board constitutes approval of this Agreement, the Offer, the Merger and the Shareholder Agreement for purposes of Sections 607.0901 and
607.0902 of the FBCA.

                  (b) In connection with the Offer, the Company shall, not later than two (2) Business Days after the date of this Agreement, furnish Merger Sub with such information (including a list of the record holders of the Company Common Stock and their addresses, as well as mailing labels containing the names and addresses of all record holders of Company Common Stock, lists of non-objecting beneficial owners of Company Common Stock and lists of security positions of Company Common Stock held in stock depositories, in each case as of the most recent practicable date), and shall thereafter render such assistance as Parent, Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Company Common Stock. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Merger Sub shall (i) hold in confidence the information contained in any of such labels and lists; (ii) use such information only in connection with the Offer and the Merger; and (iii) if this Agreement is terminated, shall, upon request, deliver to the Company or destroy all copies of such information then in their possession.

         1.4      COMPOSITION OF THE COMPANY BOARD.

                  (a) Promptly upon the acceptance for payment of, and payment by Merger Sub in accordance with the Offer for, not less than a majority of the outstanding shares of Company Common Stock pursuant to the Offer, Parent and Merger Sub shall be entitled to designate such number of members of the Company Board, rounded up to the next whole number, equal to that number of directors which equals the product of the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that such number of shares of Company Common Stock owned in the aggregate by Merger Sub or Parent, upon such acceptance for payment, bears to the number of shares of Company Common Stock outstanding. Upon the written request of Parent or Merger Sub, the Company shall, on the date of such request,
(i) either increase the size of the Company Board or use its reasonable efforts to secure the resignations of such number of its incumbent directors as is necessary to enable Parent's and Merger Sub's designees to be so elected or appointed to the Company Board (including by nomination and approval by the current Company Board) and (ii) cause Parent's and Merger Sub's designees to be so elected or appointed, in each case as may be necessary to comply with the foregoing provisions of this Section 1.4(a). The provisions of this Section 1.4(a) are in addition to and shall not limit any rights which Parent or Merger Sub may have as a holder or beneficial owner of Company Common Stock as a matter of applicable law with respect to the election of directors or otherwise.

                  (b) The Company's obligation to cause designees of Parent and Merger Sub to be elected or appointed to the Company Board shall be subject to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.4, and shall include in the Schedule 14D-9 such information with respect to Parent or Merger Sub and their designees as is required under Section 14(f) and Rule 14f-1. Parent and Merger Sub will supply to the Company in writing and be solely responsible for any information with respect to any of them and their designees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1 and any other applicable rules and regulations.

                  (c) After the time that Merger Sub's designees constitute at least a majority of the Company Board and until the Effective Time, the Company Board shall always have at least two (2) members (the "Independent Directors") who are neither officers of Parent nor designees, shareholders or affiliates of Parent or Parent's affiliates. During such period, any (i) amendment or termination of this Agreement, (ii) extension of time for the performance or waiver of the obligations or other acts of Parent or Merger Sub or waiver of the Company's rights hereunder or (iii) action or inaction by the Company with respect to this Agreement and the transactions contemplated hereby which adversely affects the interests of the shareholders of the Company, including the consummation of the Merger, shall require the approval of a majority of the Independent Directors in addition to any required approval thereof by the full Company Board. If the number of Independent Directors shall be reduced below two
(2) for any reason whatsoever, the remaining Independent Director shall be entitled to designate a person to fill the vacancy, which designee shall not be a current or former officer or affiliate of Parent or any of Parent's affiliates, or, if no Independent Directors then remain, the other directors shall designate two (2) persons to fill such vacancies who shall not be current or former officers or affiliates of Parent or any of Parent's affiliates, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. The Company Board shall not delegate any matter set forth in this Section 1.4(c) to any committee of the Company Board.

                                   ARTICLE II.
                                   THE MERGER

         2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") in accordance with the FBCA.

         2.2 CLOSING. The closing of the Merger (the "Closing") will take place as soon as practicable (but not later than the third Business Day) after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI hereof (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Suite 2600, Chicago, Illinois 60601, unless another place is agreed to in writing by the parties hereto.

         2.3 EFFECTIVE TIME. Upon the Closing, the parties shall file with the Department of State of the State of Florida articles of merger (the "Articles of Merger") executed in accordance with the relevant provisions of the FBCA and shall make all other filings, recordings or publications required under the FBCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Department of State of the State of Florida, or at such other time as the parties may agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

         2.4 EFFECT OF THE MERGER. At and after the Effective Time, the Merger will have the effects specified in the FBCA.

         2.5 ARTICLES OF INCORPORATION. At the Effective Time and without any further action on the part of the Company and Merger Sub, the articles of incorporation of the Company shall be amended to read in their entirety as the articles of incorporation of Merger Sub in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law, provided that such articles of incorporation shall be further amended to reflect Rexall Sundown, Inc. as the name of the Surviving Corporation.

         2.6 BYLAWS. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         2.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The directors of Merger Sub and/or any individuals designated by Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.

         2.8 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

                  (a) CAPITAL STOCK OF MERGER SUB. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Merger Sub shall automatically be canceled and shall cease to exist, and no Merger Consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Section 2.9(h), at the Effective Time each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.8(b)) shall be converted into the right to receive the Price Per Share in cash, without interest (the "Merger Consideration"). Subject to Section 2.9(h), as of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.9.

         2.9      SURRENDER AND PAYMENT.

                  (a) EXCHANGE AGENT. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent") to receive the Merger Consideration to which holders of shares of Company Common Stock shall become entitled pursuant to
Section 2.8. Prior to the filing of the Articles of Merger with the Department of State of the State of Florida, Parent or Merger Sub shall deposit with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of shares of Company Common Stock outstanding (and not to be canceled pursuant to Section 2.8(b)) immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (the "Payment Fund"). The Exchange Agent shall cause the Payment Fund to be (A) held for the benefit of the holders of Company Common Stock and (B) promptly applied to making the payments provided for in Section 2.8(c). The Payment Fund shall not be used for any purpose that is not provided for herein.

                  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled in accordance with
Section 2.8(b), (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration in respect of such Certificate, less any required withholding taxes, and the Certificate so surrendered shall forthwith be canceled. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares represented by the Certificate or Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.9, each Certificate (other than Certificates representing Dissenting Shares (as defined below) or shares of Company Common Stock to be canceled pursuant to
Section 2.8(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

                  (d) UNCLAIMED FUNDS. Any portion of the Payment Fund made available to the Exchange Agent pursuant to Section 2.9(a) that remains unclaimed by holders of the Certificates for six (6) months after the Effective Time shall be delivered to the Surviving Corporation or a United States parent thereof, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Merger Consideration. Any portion of the Merger Consideration made available to the Exchange Agent to pay for Company Common Stock for which dissenters' rights have been perfected shall be returned to Parent, upon demand.

                  (e) NO LIABILITY. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any public official), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                  (f) INVESTMENT OF FUNDS. The Payment Fund shall be invested by the Exchange Agent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, in each case with maturities not exceeding seven (7) days. All earnings thereon shall inure to the benefit of Parent or Merger Sub.

                  (g) LOST CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the granting of an indemnity reasonably satisfactory to Parent against any claim that may be made against it, the Surviving Corporation or the Exchange Agent, with respect to such Certificate, will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to such Certificate, to which such Person is entitled pursuant hereto.

                  (h) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, if required under the FBCA, but only to the extent required thereby, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders ("Dissenting Shareholders") who (i) have not voted in favor of or consented to the Merger, (ii) in the manner provided in Section 607.1320 of the FBCA, shall have delivered a written notice of intent to demand payment for such shares of Company Common Stock if the Merger is effectuated in the time and manner provided in FBCA and (iii) shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the FBCA shall not be converted into the right to receive the Merger Consideration, but shall, in lieu thereof, be entitled to receive the consideration as shall be determined pursuant to Sections 607.1301 through 607.1320 of the FBCA; provided, however, that any such holder who shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the FBCA, shall thereupon be deemed to have had such person's shares of Company Common Stock converted, at the Effective Time, into the right to receive the Merger Consideration set forth herein, without any interest or dividends thereon. Notwithstanding anything to the contrary contained in this Section 2.9(h), if (A) the Merger is rescinded or abandoned or (B) the shareholders of the Company revoke the authority to effect the Merger, then the right of any Dissenting Shareholder to be paid the fair value of such Dissenting Shareholder's Shares pursuant to Section 607.1302 of the FBCA shall cease as provided in the FBCA. The Company will give Parent prompt notice of any demands received by the Company for appraisals of Company Common Stock held by Dissenting

Shareholders. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as specifically set forth in the Company Disclosure Schedule delivered by the Company to Parent on the date hereof (the "Company Disclosure Schedule") or as disclosed in the Company SEC Reports (as defined below) filed with the SEC and publicly available prior to the date hereof, the Company represents and warrants to Parent and Merger Sub as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries is duly qualified and in good standing or otherwise authorized or licensed to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except for any such failure to be so qualified, authorized or licensed or in good standing when taken together with all other such failures, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby. The copies of the Organizational Documents of the Company and of each Subsidiary which were previously furnished or made available to Parent are, in each case, true, complete and correct copies of such documents as in effect on the date of this Agreement. Each of the Company and its Subsidiaries has the requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its respective businesses as they are now being conducted. The Company's Articles of Incorporation and By-laws and the comparable governing instruments of each of its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its Organizational Documents in any material respect. Section 3.1(a) of the Company Disclosure Schedule contains a true and accurate list of all the Subsidiaries of the Company. Except for its interests in its Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

                  (b)      CAPITAL STRUCTURE.

                           (i) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock, of which, as of the date hereof, 63,971,522 shares have been issued and are outstanding and 19,816,271 shares have been reserved for issuance upon exercise of outstanding options, warrants or other rights to acquire capital stock from the Company. The Company has authorized 5,000,000 shares of preferred stock, none of which is issued or outstanding. Except as provided in this Section 3.1(b), there are no shares of capital stock or other equity securities of the Company issued, reserved for issuance or outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants, convertible or exchangeable securities or other rights to acquire capital stock from the Company other than options representing in the aggregate the right to purchase not more than 13,245,023 shares of Company Common Stock under the Company Stock Option Plans (the "Outstanding Options"), and options or rights to purchase shares of Company Common Stock under the Company Stock Purchase Plans. There are 11,879,215 Outstanding Options which have an exercise price of less than the Price Per Share which options have an aggregate weighted average exercise price of $12.40 per share of Company Common Stock.

                           (ii) All of the issued and outstanding shares of capital stock of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned solely by the Company, free and clear of any liens, pledges, security interests, claims, encumbrances, restrictions (including any restriction on the right to vote or sell such shares, except as may be imposed as a matter of law), preemptive rights or any other claims of any third party ("Liens").

                           (iii) As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which shareholders may vote ("Company Voting Debt") are issued or outstanding.

                           (iv) Except as otherwise set forth in this Section 3.1(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or its Subsidiaries is a party or by which any of them is bound obligating (and no contract, agreement, understanding, arrangement or obligation, whether or not contingent, providing for) the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or such Subsidiary or obligating the Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth on Section 3.1(b)(iv) of the Company Disclosure Schedule, as of the date of this Agreement, there are no outstanding obligations, arrangements, agreements or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or such Subsidiary. Immediately prior to the consummation of the Offer and Merger, no shares of Company Common Stock or other securities of the Company will be issuable and, immediately after the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of common stock of the Surviving Corporation pursuant to any compensation and benefit plan of the Company or any of its Subsidiaries.

                  (c)      AUTHORITY; NO CONFLICTS.

                           (i) The Company has all requisite corporate power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement and approval of the Merger by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The execution and delivery of this

         Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the requisite vote of the shareholders of the Company, and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution, delivery and performance of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on any assets (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration of any obligations or creation, a "Violation"), or result in any adverse change in the rights or obligations of the Company pursuant to: (A) any provision of the Organizational Documents of the Company or any of its Subsidiaries or (B) except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent, impair or materially delay the consummation of any of the transactions contemplated hereby and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan (or any grant or award made pursuant thereto) or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Company's Subsidiaries or any of their respective properties or assets.

                           (iii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report, or other filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether U.S. or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Exchange Act, (B) the FBCA with respect to the filing and recordation of the Articles of Merger and any other appropriate merger or other documents,
         (C) the rules and regulations of The Nasdaq National Market System ("Nasdaq"), and (D) the filing of a pre-merger notification and report form by the Company under the HSR Act, and the rules and regulations thereunder and (y) such other consents, registrations, permits, approvals, orders, authorizations, registrations, declarations, notices, reports and other filings the failure of which to make or obtain could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent, impair or materially delay the consummation of the transactions contemplated hereby.

                  (d)      REPORTS AND FINANCIAL STATEMENTS.

                           (i) Since August 31, 1998, the Company has timely filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, including all exhibits thereto, the "Company SEC Reports"). The Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and any Company SEC Reports filed with the SEC subsequent to the date hereof and prior to the purchase of shares pursuant to the Offer will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated (or incorporated by reference) therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included or to be included in, or incorporated by reference into, the Company SEC Reports presents or will present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal accounting year-end adjustments that have not been and will not be material in amount or nature. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report filed prior to the date hereof), complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated under such acts (as in effect on the dates on which such SEC Reports were filed).

                           (ii) Except as set forth in Section 3.1(d)(ii) of the Company Disclosure Schedule, and except for the Merger Fees as estimated and set forth in Section 3.1(n) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature required to be set forth in a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP (whether accrued, absolute, contingent or otherwise) and there is no existing condition, situation or set of circumstances, which could reasonably be expected to result in such a liability or obligation, except for liabilities or obligations which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

                           (iii) The Company has delivered to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to all agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

                  (e)      INFORMATION SUPPLIED.

                           (i) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
         (A) the proxy statement relating to the Company Shareholders Meeting (as defined herein) or the information statement relating to approval of the Merger and this Agreement by written consent (together, the "Proxy Statement"), if applicable, (B) the Schedule 14D-9, (C) the Offer Documents and (D) any other document filed or to be filed with the SEC or any other Government Entity in connection with the Offer or this Agreement will, at the respective times such documents or any amendments or supplements thereto are filed, and, with respect to the Offer Documents and the Proxy Statement, if any, when first published, sent or given to the shareholders of the Company, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading or, in the case of the Proxy Statement, if any, or any amendment thereof or supplement thereto, at the time of the Company Shareholders Meeting, if any, and at the Effective Time, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Shareholders Meeting, if any, which shall have become false or misleading. The Proxy Statement, if any, and Schedule 14D-9 will comply as to form and content in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                           (ii) Notwithstanding the foregoing provisions of this
         Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement, if any, or the Offer Documents based on information supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference therein.

                  (f) COMPLIANCE WITH APPLICABLE LAWS; REGULATORY MATTERS. The Company and each of its Subsidiaries hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities other than those the failure to so hold individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company (the "Company Permits"). The Company and each of its Subsidiaries have performed their respective obligations under and are in compliance with the terms of the Company Permits, except where the failure so to comply or perform, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. No event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under the Company Permits or, after notice or lapse of time or both, would permit revocation or termination of the Company Permits, except where such event, condition or state of facts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which could not reasonably be expected to have a Material Adverse Effect on the Company. As of the date of this Agreement, no lawsuit, claim, suit, proceeding or investigation by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Company, threatened, nor, to the best knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than lawsuits, claims, suits, proceedings or investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) LITIGATION. There is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties or assets, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. This provision shall not apply to environmental matters which are the subject of Section 3.1(r).

                  (h) TAXES. (i) The Company and its Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them other than those the failure of which to file could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and its Subsidiaries have paid all Taxes due and payable by them (whether or not shown on any Tax Return), other than those the failure of which to pay could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company; (iii) as of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or any of its Subsidiaries which, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect on the Company; (iv) no claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction except as could not reasonably be expected to have a Material Adverse Effect; (v) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed, or material issues that have been raised in connection with the examination of Tax Returns and that could reasonably be expected to give rise to such deficiencies or claims, against the Company or any of its Subsidiaries which, if such deficiencies or claims were finally resolved against the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect on the Company; (vi) there are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings and that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company if any such contest is unsuccessful; (vii) neither the Company nor any of its Subsidiaries is or was at any time during the five (5) year period ending on the date on which the Effective Time occurs, a "United States real property holding corporation" within the meaning of Section 897(c) of the Code; (viii) neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (ix) neither the Company nor any of its Subsidiaries has filed or been required to file any reports under Section 999 of the Code; (x) the Company and each of its Subsidiaries has disclosed on its federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code; (xi) neither the Company nor any of its Subsidiaries is now or has ever been a party to any tax allocation or sharing agreement; (xii) other than the consolidated group of which the Company is now the common parent, neither the Company nor any of its Subsidiaries has ever been (A) a member of an affiliated group filing a consolidated federal income Tax Return or (B) responsible for any liability for the Taxes of any Person as a transferee or successor, by contract, by operation of law, or otherwise; and (xiii) except where the failure to do so could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company, the Company and each of its Subsidiaries has (A) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party and (B) collected any and all amounts required from customers or other third parties in the form of sales, use, or similar Taxes and paid, when due, such Taxes to the appropriate governmental authority.

                  (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since August 31, 1999 (A) each of the Company and the Company's Subsidiaries has conducted its business in the ordinary course; (B) there has not been any change in the business, condition (financial or otherwise), prospects or results of operations of the Company or its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company; (C) there has not been any entry by the Company or its Subsidiaries into any employment agreement, severance agreement or termination agreement with any employee of the Company other than in the ordinary course of business and except as contemplated hereby;
(D) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company nor has there been any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or such Subsidiary;
(E) there has not been any material change by the Company in accounting principles, practices or methods except as required by GAAP; (F) except as provided or contemplated hereby for herein, there has not been any material increase in the compensation payable or which could become payable by the Company and its Subsidiaries to their officers or key employees, or any material amendment of any compensation and benefit plans; (G) there has not been any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries; (H) there has not been any acquisition, sale or transfer of any material assets of the Company or any of its Subsidiaries; and (I) there has not been any entry by the Company or its Subsidiaries into any material joint venture or other similar arrangement with any Person.

                  (j) VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock adopting this Agreement (the "Required Company Votes") is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby and is only necessary in the event that the number of shares of Company Common Stock tendered pursuant to the Offer represents less than 80% of the issued and outstanding shares of Company Common Stock. The Company Common Stock which is subject to the Shareholder Agreement (not counting any option for Company Common Stock which is subject to the Shareholder Agreement) constitutes a majority of the outstanding shares of the Company Common Stock on the date hereof.

                  (k) CONTRACTS; DEBT INSTRUMENTS. (i) Except as disclosed in the SEC Reports or on Section 3.1(k)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or subject to:

                                    (A) any employment, consulting, severance,
                  termination, or indemnification agreement, contract or arrangement providing for future payments, written or oral, with any current or former officer, consultant, director or employee which (1) exceeds $200,000 per annum or (2) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consultant, director or employee in excess of $200,000, and is not terminable by it or its subsidiary on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                                    (B) any joint venture contract or
                  arrangement or any other agreement which has involved or is expected to involve a sharing of revenues of $200,000 per annum or more with other persons;

                                    (C) any lease for real or personal property
                  in which the amount of payments which the Company is required to make on an annual basis exceeds $200,000;

                                    (D) any material agreement, contract,
                  policy, license, permit, document, instrument, arrangement or commitment which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired or adversely affected by reason of the execution of this Agreement, the closing of the Offer or the Merger, or the consummation of the other transactions contemplated hereby;

                                    (E) any agreement, contract, policy,
                  license, permit, document, instrument, arrangement or commitment that limits in any material respect the freedom of the Company or any Subsidiary of the Company to compete in any line of business or with any person or in any geographic area or which would so limit in any material respect the freedom of the Company or any Subsidiary of the Company after the Effective Time; or

                                    (F) any other agreement, contract, policy,
                  license, permit, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company and its Subsidiaries taken as a whole.

                           (ii) All of the Company Material Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms, and other than as could not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such Company Material Contract, and neither the Company nor any of its Subsidiaries has received notice that any party to any Company Material Contract intends to cancel, terminate or otherwise modify the terms of any applicable Company Material Contract, except in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such Company Material Contract, except for defaults or breaches which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

                           (iii) Set forth in Section 3.1(k)(iii) of the Company Disclosure Schedule is (A) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $300,000 is outstanding or may be incurred and (B) the respective principal amounts currently outstanding thereunder. For purposes of this Section 3.1(k)(iii), "indebtedness" shall mean, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services, supplies and other trade payables incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such Person, (G) all obligations of others secured by any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such Person (excluding letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business), (J) all obligations of such Person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person.

                  (l)      EMPLOYEE BENEFIT PLANS:  LABOR MATTERS.

                           (i) With respect to each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with respect to each other material employee and/or director benefit plan, program, arrangement and contract (including any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, fringe benefit, sick pay, vacation, employment, termination, change in control and severance plan, program, arrangement and contract), to which the Company or any of its Subsidiaries is a party, which is maintained or contributed to by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries could incur material liability under
         Section 4069, 4201 or 4212(c) of ERISA other than any "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan") (collectively, together with any and all amendments thereto, and any related trust agreement, insurance contract or other funding instrument, the "Company Benefit Plans") the Company has listed such Company Benefit Plan on Section 3.1(1)(i) of the Company Disclosure Schedule and has made available to Parent a true and complete copy of such Company Benefit Plan (or, to the extent no such copy exists, an accurate description thereof). A true and complete copy of the most recent annual report, actuarial reports, summary plan description or other employee communication material (including any summary of material modification) and Internal Revenue Service determination letter with respect to each Company Benefit Plan (to the extent applicable thereto) has been made available to Parent.

                           (ii) Each of the Company Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service, and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter.

                           (iii) With respect to the Company Benefit Plans and any Multiemployer Plan, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, including but not limited to any non-exempt "prohibited transactions" (as described in ERISA or the Code) with respect to any Company Benefit Plan, in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Company Benefit Plans, Multiemployer Plan, ERISA, the Code or any other applicable law which could reasonably be expected to have a Material Adverse Effect on the Company.

                           (iv) All Company Benefit Plans, to the extent subject to ERISA have been and are in substantial compliance with ERISA. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Company Benefit Plans. No Company Benefit Plan is subject to Title IV of ERISA and no liability under Title IV of

         ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate").

                           (v) Neither the Company nor any of its Subsidiaries has any material obligations for retiree health and life benefits under any Company Benefit Plan except to the extent required by applicable law.

                         (vi) All Company Benefit Plans maintained outside of the United States have been and are in substantial compliance with applicable local law except where such failure to comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                           (vii) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. There is no pending labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on the Company.

                           (viii) Section 3.1(1)(viii) of the Company Disclosure Schedule sets forth (A) the estimated maximum amount that could be paid to or received by each "disqualified individual" (as defined in proposed regulations under Section 280G of the Code) (whether in cash or property or the vesting of property or the forgiveness of indebtedness) as a result of the Offer, Merger or the other transactions contemplated by this Agreement under all Company Benefit Plans or otherwise; (B) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each disqualified individual calculated as of the date of this Agreement; and (C) a list of each employee of the Company or any of its Subsidiaries who is entitled to receive a retention bonus, severance and/or other payment as a result of the Offer, Merger or any other transaction contemplated hereby, the amount of each such bonus, severance and/or other payment and the date and other terms relating to the payment thereof. Neither the Offer, Merger or any other transaction or action contemplated by this Agreement will constitute an "Acquisition Proposal" (or change in control or words of similar import) as defined in any Company Benefit Plan.

                           (ix) Other than as set forth on Section 3.1(1)(viii) of the Company Disclosure Schedule, or as set forth in the Company Equity Plans, no employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan or otherwise as a result of the transactions contemplated by this Agreement.

                           (x) No deduction for compensation payable by the Company or any of its Subsidiaries to any of its employees under any Company Benefit Plan or otherwise after the date of this Agreement (including by reason of the Offer, Merger or other transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code.

                  (m)      INTELLECTUAL PROPERTY.

                           (i) Except as could not reasonably be expected to have a Material Adverse Effect on the Company, (A) all patents, trademarks, trade names, service marks and copyrights and registrations and applications relating thereto held by the Company and its Subsidiaries are valid and enforceable, (B) neither the Company nor any of its Subsidiaries is, nor will the Company or any of its Subsidiaries be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of, and no claims are pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and (C) to the Company's knowledge, no person is infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or any of its Subsidiaries.

                           (ii) It is the general policy of the Company to require that its employees execute agreements assigning to the Company all rights such employees otherwise would have in Intellectual Property developed by such employees while in the employ of the Company.

                  (n) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee payable by the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement, except Morgan Stanley & Co. Incorporated, the arrangements with which have been disclosed in writing to Parent prior to the date hereof.
Section 3.1(n) of the Company Disclosure Schedule sets forth the Company's good faith estimate of the Merger Fees (as defined herein) owed or which will be owing by the Company and its Subsidiaries in connection with the Offer, the Merger and the other transactions contemplated by this Agreement. The term "Merger Fees" means all fees and expenses paid since December 31, 1999 or payable by or on behalf of the Company or any of its Subsidiaries to all attorneys, accountants, investment bankers, financial advisors and other experts and advisers incident to the negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby.

                  (o) OPINION OF FINANCIAL ADVISOR. The Company has received a written opinion of Morgan Stanley & Co. Incorporated dated the date of this Agreement, to the effect that, as of such date, the consideration to be paid in the Offer and the Merger is fair, from a financial point of view, to the holders of Company Common Stock. A copy of this opinion has been provided to Parent.

                (p)      PRODUCTS AND SERVICES.

                           (i) The Company has provided to Parent a written list of each product under development, developed, manufactured, licensed, distributed or sold by the Company and its Subsidiaries and any other products in which the Company and its Subsidiaries have any proprietary rights or beneficial interest (collectively, the "Company Products"). Each Company Product has been designed and manufactured in accordance with (A) the specifications under which the Company Product is normally and has normally been manufactured, and (B) the provisions of all applicable laws, policies, guidelines and any other governmental requirements, the violation of which could reasonably be expected to have a Material Adverse Effect on the Company.

                           (ii) Except as set forth on Section 3.1(p)(ii) of the Company Disclosure Schedule, to the Company's knowledge there exists no set of facts which could reasonably be expected to furnish a basis for the recall, withdrawal or suspension of any product registration, produce license, manufacturing license, export license or other license, approval or consent of any governmental or regulatory authority (whether foreign or U.S.) with respect to the Company and its Subsidiaries or any of the Company Products, which recall, withdrawal or suspension could reasonably be expected to have a Material Adverse Effect on the Company.

                           (iii) Except as which would not reasonably be expected to have a Material Adverse Effect on the Company, there are no claims existing and, to the knowledge of the Company, there is no basis for any claim against the Company and its Subsidiaries for injury to persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by the Company, including, but not limited to, claims arising out of the defective or unsafe nature of its products or services.

                  (q) TAKEOVER STATUTES; RIGHTS PLANS. No "fair price," "moratorium," "control share acquisition," "interested shareholder," "business combination" or other similar anti-takeover statute or regulation (including, without limitation, Sections 607.0901 and 607.0902 of the FBCA, which have been rendered inapplicable) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the articles of incorporation of the Company or bylaws of the Company is applicable to the Company, the Company Common Stock, the Offer, the Merger, this Agreement, the Shareholders Agreement, or any of the transactions contemplated by this Agreement. The Company does not have any stockholder rights plans or similar anti-takeover device in effect.

                  (r) ENVIRONMENTAL MATTERS. Except as could not reasonably be expected to have a Material Adverse Effect on the Company: (i) the Company and each Subsidiary is in compliance and to the knowledge of the Company has been in compliance with all Environmental Laws; (ii) no property that is currently owned or operated or has been owned or operated by the Company or any current or former Subsidiary contains any Hazardous Substance or other condition which could reasonably be expected to require investigation or remediation or lead to any liability of the Company or its Subsidiaries under any Environmental Law; (iii) to the Company's knowledge, neither the Company nor any of its Subsidiaries are subject to liability for any offsite disposal or release of any Hazardous Substance under any Environmental Law; (iv) there are no pending, or to the knowledge of the Company, threatened claims against the Company or any of its Subsidiaries alleging a violation of Environmental Law; (v) neither the Company nor any of its Subsidiaries has received written notice alleging any claims, orders or notices alleging responsibility, liability or non-compliance under any Environmental Law; and (vi) to the Company's knowledge, there are no other past or present circumstances involving the Company or any of its Subsidiaries that are likely to result in any claims, liabilities, costs, penalties or property restrictions in connection with any Environmental Law. As used herein, "Environmental Law" means any law, regulation, rule, order, decree, or common law relating to the protection of the environment "Hazardous Substance" means any substance that is listed, classified or regulated in any concentration under any Environmental Law including petroleum products, asbestos and polychlorinated biphenyls. Notwithstanding anything to the contrary contained in this Agreement, this Section 3.1(r) shall be the sole and exclusive representation and warranty of the Company or any of its Subsidiaries with regard to environmental matters.

                  (s) PROPERTIES. Section 3.1(s) of the Company Disclosure Schedule contains a true and complete list, as of the date hereof, of all real properties owned or leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title to all properties, assets and rights of any kind whatsoever whether real, personal or mixed, and whether tangible or intangible owned by it (collectively, the "Company Assets"), in each case free and clear of all liens and other encumbrances except those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no pending or, to the knowledge of the Company, threatened condemnation proceedings against or affecting any Company Asset, and none of the Company Assets is subject to any commitment or other arrangement for its sale to a third party outside the ordinary course of business, which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (t) CUSTOMERS AND SUPPLIERS. Since August 31, 1999, there has been no termination, cancellation or curtailment of the business relationship of the Company with (i) any customer or supplier or group of affiliated customers or suppliers or (ii) any joint venture or alliance partners, in each case which could reasonably be expected to result in a Material Adverse Effect on the Company, and the Company has not received notice or any indication of any such termination, cancellation or curtailment and the Company has no knowledge of any facts or circumstances in existence that could reasonably be expected to result in any such termination, cancellation or curtailment.

                  (u) DISTRIBUTORS. Rexall Showcase International, Inc. distributes its products through approximately 120,000 active (as defined in the Company SEC Reports) independent distributors. Except as the same could not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries are in compliance with its agreements with the distributors and all laws applicable to their businesses related to the distributors and their distribution practices, and there is no pending, or, to Company's knowledge, threatened, grievance by or with respect to the distributors that, if adversely decided, could reasonably be expected to have a Material Adverse Effect on the Company. The Company has previously provided a list (the "Top 20 List") to Parent which accurately sets forth the names of the twenty (20) distributors who received the highest commissions and overrides paid by Rexall Showcase International, Inc. for the calendar year ended 1999 and the amounts paid to such Persons. There are no material disputes existing between the Company or any of its Subsidiaries on the one hand, and any distributor who is listed on the Top 20 List on the other hand which, if not resolved to the satisfaction of the Company, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (v) REGULATORY COMPLIANCE. The Company and its Subsidiaries have received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary or desirable to the conduct of the business of the Company and its Subsidiaries as they are now conducted whether foreign or U.S., including, without limitation, with the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission ("CPSC") and the United States Department of Agriculture ("USDA"), as applicable, except for such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations of which the failure to so obtain could not reasonably be expected to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance in all respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations whether foreign or U.S., including, without limitation, all applicable FDA, FTC, CPSC, USDA, federal, state and local rules and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received any written notice and has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same.

         3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as disclosed in the Parent's Annual Report for the year ended December 31, 1999 and publicly available prior to the date hereof, Parent represents and warrants to the Company as follows:

                  (a) ORGANIZATION, STANDING AND POWER. Parent has been duly organized and is validly existing under the laws of its jurisdiction of organization. Parent is duly qualified or otherwise authorized to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify or be so authorized when taken together with all such other failures, could not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or delay the ability of the Parent or Merger Sub to consummate the transactions contemplated hereby. Parent has the requisite corporate power and corporate authority, in all material respects, to own, lease and operate its properties and to carry on its businesses as they are now being conducted. Parent is not in violation of any provisions of its Organizational Documents in any material respect.

                  (b)      AUTHORITY; NO CONFLICTS.

                           (i) Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming due execution by the Company, constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Supervisory Board of Parent has, at a meeting duly called and held, approved the transactions contemplated by this Agreement.

                           (ii) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation or result in any adverse change in the rights or obligations of the Parent pursuant to: (A) any provision of the Organizational Documents of Parent or (B) except as could not reasonably be expected to have a Material Adverse Effect on Parent or prevent, impair or materially delay the consummation of any of the transactions contemplated hereby and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan or grant or award made pursuant thereto, or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, or its properties or assets.

                           (iii) No consent, registration, permit, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or foreign securities exchange is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1(c)(iii) as applicable; (B) any filings required to be made or consents that have to be obtained or arrangements that have to be made in order to ensure that the United States government or any agency thereof will not challenge the consummation of the transactions contemplated hereby on national security grounds; and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or prevent the consummation of the transactions contemplated hereby.

                  (c)      INFORMATION SUPPLIED.

                           (i) None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (A) the Offer Documents or (B) the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement, if any, the Schedule 14D-9 and (C) any other documents to be filed with the SEC or any other Governmental Entity or foreign securities exchange in connection with the transactions contemplated hereby, including any amendment or supplement to such documents, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, if any, and the Offer Documents, when first published, sent or given to shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading or, in the case of the Proxy Statement, if any, or any amendment thereof or supplement thereto, at the time of the Company Shareholders Meeting, if any, and at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the Offer or the solicitation of proxies for the Company Shareholders Meeting, if any, which shall have become false or misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and Securities Act and the rules and regulations of the SEC thereunder.

                           (ii) Notwithstanding the foregoing provisions of this
         Section 3.2(c), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement, if any, or the Offer Documents based on information supplied by the Company for inclusion or incorporation by reference therein.

                  (d) VOTE REQUIRED. No vote of the holders of any capital stock of Parent is necessary to approve this Agreement and the transactions contemplated hereby.

                  (e) BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent on Merger Sub, except J. Henry Schroder & Co. Limited and Salomon Smith Barney Inc. and their affiliates.

                  (f) OWNERSHIP OF COMPANY CAPITAL STOCK. Except as is contemplated in connection herewith, as of the date of this Agreement, neither Parent nor any of its Subsidiaries, "affiliates" or "associates" (as such terms are defined in the FBCA) (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or
(ii), shares of capital stock of the Company.

                  (g) LITIGATION. As of the date of this Agreement, there is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of their respective properties or assets, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or could reasonably be expected to prevent the consummation of the transactions, contemplated by this Agreement, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  (h) FINANCING. Parent will have the funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement and will provide such funds to Merger Sub at or prior to the consummation of the Offer or the Merger, as applicable.

         3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub represent and warrant to the Company as follows:

                  (a) ORGANIZATION AND CORPORATE POWER. Merger Sub is an indirect wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

                  (b) CORPORATE AUTHORIZATION. Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Merger Sub and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions as contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming due execution by the Company, constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of Merger Sub has unanimously approved the transactions contemplated by this Agreement.

                  (c)      NON-CONTRAVENTION.

                           (i) The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation or result in any adverse changes in the rights or obligations of the Merger Sub pursuant to: (A) any provisions of the Organizational Documents of Merger Sub or (B) except as could not reasonably be expected to have a Material Adverse Effect on Parent or prevent, impair or materially delay the consummation of the transactions contemplated hereby and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, the terms, provisions or conditions of any loan or credit agreement, note, mortgage, bond, indenture, lease, compensation or benefit plan or any grant or award made pursuant thereto or other agreement, obligation, instrument, contract, permit, concession, franchise, license, judgment, order, writ, injunction, award, decree, statute, law, ordinance, rule or regulation applicable to Merger Sub or any of its properties or assets.

                           (ii) No consent, registration, permit, approval, order or authorization of, or registration, declaration, notice, report or filing with, any Governmental Entity or foreign securities exchange is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by Merger Sub or the consummation by Merger Sub of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1 (c)(iii) as applicable; (B) any filings required to be made or consents that have to be obtained or arrangements that have to be made in order to ensure that the United States government or any agency thereof will not challenge the consummation of the transactions contemplated hereby on national security grounds; and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or to prevent, impair or materially delay the consummation of the transactions contemplated hereby.

                  (d) NO BUSINESS ACTIVITIES. Merger Sub is not and has never been a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the commencement of the Offer, the negotiation and execution of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE IV.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement, set forth in Section 4.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing):

                  (a) ORDINARY COURSE. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all respects, consistent with past practice and shall use their respective reasonable best efforts to preserve intact their present business organizations and preserve their existing relationships with customers, suppliers, employees, Governmental Entities and others having business dealings with them, and shall not enter into any material joint venture or other similar arrangement; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

                  (b) DIVIDENDS; CHANGES IN SHARE CAPITAL. The Company shall not, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, subdivide, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except as otherwise permitted with respect to the payment of the option exercise price or tax withholding under certain option agreements in effect on the date of this Agreement under the Company Equity Plans; or (iv) effect any reorganization or recapitalization.

                  (c) ISSUANCE OF SECURITIES. The Company shall not and shall cause its Subsidiaries not to issue, pledge, dispose of or encumber, deliver or sell, or authorize or propose the issuance, disposition, encumbrance, pledge, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon the exercise of stock options or rights to purchase Company Common Stock outstanding on the date of this Agreement in accordance with the terms of the Company Equity Plans as in effect on the date of this Agreement.

                  (d) ORGANIZATIONAL DOCUMENTS. Except to the extent required to comply with their respective obligations hereunder or required by law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

                  (e) INDEBTEDNESS. The Company shall not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or guarantee any debt securities of other Persons other than indebtedness (including short term borrowings) of the Company or its Subsidiaries to the Company or its Subsidiaries and other than in the ordinary course of business which shall include, without limitation, borrowings in the ordinary course under its existing credit agreements; (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries; or (iii) pay, discharge, modify or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (f) COMPENSATION. The Company shall not, and shall not permit its Subsidiaries to (i) increase the compensation payable or to become payable to any of its executive officers or employees or (ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than as required by applicable law or the terms of any collective bargaining agreement or as required pursuant to benefit plans and policies in effect on the date of this Agreement); except any such increases or grants made in the ordinary course of business consistent with past practice, pursuant to agreements, plans or policies existing on the date hereof or as otherwise provided under this Agreement; provided, however that in no event shall the

Company grant, or permit to be granted, any options or other awards or rights to purchase under any Company Equity Plan or otherwise after the date of this Agreement.

                  (g) TAX ELECTIONS. The Company shall not, and shall not permit its Subsidiaries to, make any Tax election or change any method of accounting for Tax purposes except as required by applicable law or GAAP.

                  (h) EMPLOYMENT. Except as contemplated by this Agreement, the Company shall not, and shall not permit its Subsidiaries to, release or otherwise terminate the employment of any management employee or hire any new management employees, except in the ordinary course of business.

                  (i)      BENEFIT PLANS AND AGREEMENTS.

                           (i) The Company shall not, and shall not permit its Subsidiaries to, establish, adopt or enter into any new employee benefit plans or agreements (including pension, profit sharing, bonus, incentive compensation, director and officer compensation, severance, medical, disability, life or other insurance plans, and employment agreements) or amend or modify any existing Company Benefit Plans, or extend coverage of the Company Benefit Plans, except as required by applicable law, the terms of any collective bargaining agreement.

                           (ii) Subject to Section 5.11, simultaneous with the execution of this Agreement, the Company shall freeze all Company Equity Plans as of the date of this Agreement, such that, as a result thereof, no officer, employee or any other Person or entity shall be entitled to purchase any additional Company Common Stock under any Company Equity Plan (other than pursuant to currently outstanding stock options and stock purchase periods) and no stock options or other awards shall be granted under any Company Equity Plan after the date of this Agreement.

                  (j)      OTHER ACTIONS.

                           (i) The Company shall not, and shall not permit its Subsidiaries to, take any action that could reasonably be expected to result in any of the Offer Conditions not being satisfied.

                           (ii) The Company shall not, and shall not permit its Subsidiaries to, (A) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets except in the ordinary course of business consistent with past practice; (B) authorize capital expenditures in any manner not reflected in the capital budget of the Company as currently in effect or make any acquisition of, or investment in, any business or stock of any other person or entity other than a current Subsidiary; (C) settle or compromise any material claims or litigation or, except in the ordinary course of business consistent with past practice, modify, amend or terminate any of the Company Material Contracts or waive, release or assign any material rights or claims; (D) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without the prior written approval of Parent, except in the ordinary course of business consistent with past practice; or (E) terminate the employment of any employee who is covered by a change in control, employment, termination or similar agreement, except for Cause (as defined in such agreements) or permit circumstances to exist that would allow such employee to terminate employment and be entitled to enhanced or special severance or other payments thereunder.

         4.2 COVENANTS OF PARENT AND MERGER SUB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing) Parent shall not, and shall not permit any of its Subsidiaries to, take any action that could reasonably be expected to result in (a) any of the representations and warranties of Parent and Merger Sub set forth in this Agreement (i) to the extent qualified by Material Adverse Effect becoming untrue or inaccurate and (ii) to the extent not qualified by Material Adverse Effect becoming untrue or inaccurate, except that this clause
(ii) shall be deemed satisfied so long as such representations and warranties being untrue or inaccurate, taken together, do not have a Material Adverse Effect on Parent, or (b) any of the Offer Conditions not being satisfied.

         4.3 ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall (a) confer on a regular and frequent basis with the other; (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters; and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it in this Agreement
(A) to the extent qualified by Material Adverse Effect becoming untrue or inaccurate and (B) to the extent not qualified by Material Adverse Effect becoming untrue or inaccurate, except that this clause (B) shall be deemed satisfied so long as such representations or warranties being untrue or inaccurate, taken together, do not have a Material Adverse Effect on the Company or Parent, as the case may be, or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports and amendments thereto required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation) deliver to Parent copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

         5.1      APPROVAL BY THE COMPANY'S SHAREHOLDERS.

                  (a) If required by the FBCA or the Company's Organizational Documents in order to consummate the Merger, the Company shall, at Parent's option and direction and as soon as practicable either (i) duly call, give notice of, convene and hold a meeting of its shareholders (the "Company Shareholders Meeting") or (ii) submit the Merger to its shareholders for approval through shareholder action by written consent in lieu of a meeting for the purpose of obtaining the Required Company Votes, and, the Company shall, through the Company Board, recommend to its shareholders that they vote in favor of the adoption of this Agreement and the Merger; provided, however, that the Company Board may amend, modify or withdraw its recommendation if the Company Board determines, following consultation with the Company's outside legal counsel, that such action is required in order to comply with applicable law and so long as the Company Board submits the Merger to the Company's shareholders for approval at a meeting or by written consent with no recommendation and in accordance with FBCA Section 607.1103(2)(a). Parent and Merger Sub shall vote or cause to be voted all the shares of Company Common Stock owned of record by Parent, Merger Sub or any other Subsidiary of Parent in favor of the approval of the Merger and adoption of this Agreement.

                  (b) Notwithstanding the preceding paragraph or any other provision of this Agreement, in the event Parent, Merger Sub or any other Subsidiary of Parent shall beneficially own, in the aggregate, at least 80% of the outstanding shares of the Company Common Stock, the Company shall not be required to call the Company Shareholders Meeting or to file or mail the Proxy Statement, and the parties hereto shall, at the request of Parent and subject to
Article VI, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for shares of the Company Common Stock by Merger Sub pursuant to the Offer without a meeting of shareholders of the Company in accordance with the FBCA.

                  (c) If required by applicable law, as soon as practicable following Parent's request, the Company and Parent shall prepare and file with the SEC the Proxy Statement. Each of the Company and Parent shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable and to solicit proxies in favor of the adoption of this Agreement and the approval of the Merger; provided, however, in the event the Company Board withdraws its recommendation for the adoption of this Agreement and the approval of the Merger, the Company shall solicit proxies regarding this Agreement and this Merger in a neutral fashion; provided that such obligation to solicit proxies in a neutral fashion shall not prohibit the Company Board from communicating the basis for its determination not to make a recommendation to the extent required by FBCA Section 607.1103(2)(a).

                  (d) Unless required by the rules of the National Association of Securities Dealers, subsequent to Merger Sub's acceptance of the Company Common Stock pursuant to the Offer and prior to the Effective Time, the Company shall not take any action to cause the Company Common Stock to be removed from quotation on the Nasdaq National Market System and de-registered under the Exchange Act.

         5.2 ACCESS TO INFORMATION. Consistent with its legal obligations, from the date hereof until the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent ("Parent Representatives") reasonable access during normal business hours to all of its and its Subsidiaries' properties, books, contracts, commitments and records (including security position listings or other information concerning beneficial and record owners of the Company's securities) and its officers, management employees and representatives and, during such period, the Company shall furnish promptly to Parent, all information concerning its business, properties and personnel as the other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter (the "Confidentiality Agreement") dated as of March 22, 2000, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect subject to the terms hereof.

         5.3 APPROVALS AND CONSENTS; COOPERATION. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Offer and the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (a) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and any Governmental Entity in order to consummate the Offer, the Merger and the other transactions contemplated by this Agreement and (b) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, orders and approvals. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and in any event no later than nine (9) Business Days after the date hereof, and to use its reasonable best efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable best efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable best efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with the Offer Documents, Schedule 14D-9, Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Company, Parent or any of their respective Subsidiaries to any third party and any Governmental Entity in connection with the Offer, the Merger or the other transactions contemplated by this Agreement.

         5.4      ACQUISITION PROPOSALS.

                  (a) The Company agrees that neither the Company, its Subsidiaries, nor any of the respective officers and directors of the Company or its Subsidiaries, shall and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries) not to, take or cause, directly or indirectly, any of the following actions with any party other than Parent, Merger Sub or their respective designees: (a) directly or indirectly solicit, encourage, initiate, participate in or otherwise facilitate (including by way of furnishing information) any negotiations, inquiries or discussions with respect to any offer, indication or proposal to acquire all or more than 15% of the Company's businesses, assets or capital shares whether by merger, consolidation, other business combination, purchase of assets, reorganization, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal") or (b) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence of Section 5.4 hereof of the obligations undertaken in this Section 5.4. The Company also will promptly request any Person which may have heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company and/or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company. If the Company receives an Acquisition Proposal, or the Company learns that someone intends to solicit tenders of Company Common Stock or otherwise proposes to acquire the Company or a significant portion of its equity securities or its and its Subsidiaries' assets if the Company's shareholders do not approve the Merger, the Company will promptly notify Parent of that fact and provide Parent promptly, from time to time, with all information and documents in the possession of the Company and its legal or financial advisors regarding the Acquisition Proposal, solicitation of tenders or other proposed transaction.

                  (b) Notwithstanding anything to the contrary contained in
Section 5.4(a) or elsewhere in this Agreement, prior to the consummation of the Offer, the Company may participate in discussions or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company to any Person, if such Person has delivered to the Company, prior to the consummation of the Offer, and in writing, an Acquisition Proposal which the Company Board reasonably determines in good faith (after consultation with its independent financial advisor) constitutes a Superior Proposal (as defined in Section 5.4(c)).

                  (c) A "Superior Proposal" is an Acquisition Proposal (i) which would result in the Company's shareholders receiving consideration per share of Company Common Stock (valuing non-cash consideration at its fair market value as determined in good faith by the Company Board after consultation with its independent financial advisor) which is superior, from a financial point of view after consultation with its independent financial advisor, to the Price Per Share; (ii) which is not subject to a financing contingency; (iii) (A) for which financing, to the extent required, has at least the same degree of certainty as the Parent's financing (at the time the Company Board is making such determination), or (B) to the extent financing is not required, is made by a Person which the Company's Board reasonably determines in good faith (after consultation with its independent financial advisor) has the financial resources necessary to carry out the transaction and (iv) has been publicly disclosed.

         5.5 EMPLOYEE BENEFITS. Parent shall or shall cause the Surviving Corporation to comply with the provisions of the letter of even date herewith from Parent to Company relating to the employee benefits matters (the "Benefits Letter").

         5.6 FEES AND EXPENSES. Whether or not the transactions contemplated hereby are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its Subsidiaries; (b) the Expenses incurred in connection with the printing, filing and mailing to shareholders of the Proxy Statement, if any, and the solicitation of shareholder approvals shall be shared equally by the Company and Parent; and (c) as provided in Section 7.2. As used in this Agreement, "Expenses" includes all expenses (including, without limitation, (i) all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates and (ii) the fees, costs and expenses relating to obtaining financing for the transactions contemplated hereby, including commitment fees and the like) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Offer Documents and the Proxy Statement, if any, and the solicitation of shareholder approvals and all other matters related to the transactions contemplated hereby.

         5.7 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. Parent shall cause to be maintained in effect (a) for a period of six (6) years the provisions regarding indemnification of current or former officers and directors of the Company (each an "Indemnified Party") contained in the Organizational Documents of the Company and its Subsidiaries in effect following the Effective Time, provided that in the event any claim or claims are asserted or made within such six (6) year period all rights to indemnification in respect of any claim or claims shall continue until final disposition of any and all such claims and
(b) for a period of six (6) years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time) with respect to claims arising from facts or events that occurred on or before the Effective Time. Parent shall not be obligated to pay annual premiums to the extent such premiums exceed $450,000 (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. This covenant is intended to be for the benefit of, and may be enforced by, each of the Indemnified Parties and their respective heirs and legal representatives.

         Notwithstanding anything contained herein to the contrary, the Company Board shall be permitted to amend the Company's Bylaws so that Section 8.1 thereof shall read in its entirety as set forth in Schedule 5.7 attached hereto. Parent and Merger Sub agree that, for a period of no less than six (6) years, the bylaws of the Surviving Corporation shall include the same indemnification provisions as those set forth in the Company's bylaws in effect on the date hereof (including the amendment set forth in Schedule 5.7) and none of the Company, Parent and the Surviving Corporation shall take any action (including amendment of any bylaw provision of the Company or the Surviving Corporation) which adversely affects the rights of any Indemnified Person (as such term is defined in the Company's Bylaws (including the amendment set forth in Schedule 5.7)) who was an officer or director of the Company on the date hereof. This paragraph shall be enforceable by any such Indemnified Person.

         5.8 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Company and Parent shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (a) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan and (b) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         5.9 TAKEOVER STATUTES. If any Takeover Statute shall become applicable to the transactions contemplated hereby, the Company and the members of the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

         5.10 THIRD PARTY STANDSTILL AGREEMENTS; TORTIOUS INTERFERENCE. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill or similar agreement to which the Company or any of its Subsidiaries is a party (other than involving Parent). Subject to the foregoing, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof and any court having jurisdiction.

         5.11 COMPANY OPTION PLANS. Upon the Effective Time, each outstanding option (a "Company Stock Option") to purchase Company Common Stock, whether or not fully exercisable, shall be canceled and, in exchange therefore, each holder thereof shall, upon delivery of a cancellation agreement in form and substance satisfactory to Parent, receive a cash payment at the Effective Time (or, if later, on the fifth business day after delivery of such cancellation agreement), in an amount equal to the product of (x) the excess, if any, of the Merger Consideration per share over the exercise price per share of the Company Common Stock subject to such Company Stock Options and (y) the number of shares of Company Common Stock subject to such Company Stock Options. All amounts payable pursuant to this Section 5.11 shall be subject to any required withholding of taxes and shall be paid without interest. In furtherance of the foregoing, the Company has, as of the date of this Agreement, amended each of the Company Stock Option Plans to provide that at the Effective Time, each Company Stock Option shall thereupon represent the right, upon exercise, to receive the Merger Consideration, in cash (without interest) and, that in lieu of exercise, each holder of the Company Stock Option may receive the cash payment described in this Section 5.11 upon delivery of the cancellation agreement.

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver (subject to Section 1.4(c)) on or prior to the Effective Time of the following conditions:

                  (a) SHAREHOLDER APPROVAL. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger) to the extent required by law.

                  (b) NO INJUNCTION OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (c) REQUIRED REGULATORY APPROVALS. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on the Company or prevents the Company, Parent or Merger Sub from consummating the transactions contemplated hereby (collectively, "Required Regulatory Approvals"), shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

                  (d) COMPLETION OF THE OFFER. Merger Sub shall have (i) commenced the Offer pursuant to Section 1.1 hereof and (ii) subject to the satisfaction or waiver of all conditions to the Offer, purchased, pursuant to the terms and conditions of such Offer, all shares of Company Common Stock duly tendered and not withdrawn; provided, however, that neither Parent nor Merger Sub shall be entitled to rely on the condition in clause (ii) above if either of them shall have failed to purchase shares of Company Common Stock pursuant to the Offer in breach of their obligations under this Agreement.

                                  ARTICLE VII.
                            TERMINATION AND AMENDMENT

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of this Agreement and the matters contemplated herein, including the Merger, by the shareholders of the Company:

                  (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

                  (b) By either the Company or Parent if the Offer shall not have been consummated by the date which is four (4) months from the date of this Agreement (the "Outside Date"); provided that the right to terminate this Agreement under this Section 7.1 (b) shall not be available to any party whose failure to fulfill any obligation or condition under this Agreement has been the cause of, or resulted in, the failure of the Offer to be consummated on or before such date; notwithstanding the foregoing, if the sole reason the Offer shall not have been consummated by the Outside Date is the failure to have obtained all Required Regulatory Approvals prior to the date which is four (4) months from the date of this Agreement, the Outside Date shall, at the request of either Parent or the Company, be extended for a period of sixty (60) days;

                  (c) By either the Company or Parent if any court or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By Parent if (i) the Company Board (or any committee thereof) shall have withdrawn or adversely modified (including by amendment of the Schedule 14D-9) its approval or recommendation of the Offer, the Merger or this Agreement or the Company Board, upon request by Parent following receipt by the Company of an Acquisition Proposal, shall fail to reaffirm such approval or recommendation within ten (10) Business Days after such request or shall have resolved to do any of the foregoing; (ii) the Company Board shall have recommended to the shareholders of the Company that they approve an Acquisition Proposal other than transactions contemplated by this Agreement; or (iii) a tender offer or exchange offer is commenced that, if successful, would result in any Person becoming a "beneficial owner" (as such term is defined under Regulation 13D under the Exchange Act) of 15% or more of the outstanding shares of Company Common Stock (other than by Parent or an affiliate of Parent) and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer;

                  (e) By Parent, prior to the purchase by Merger Sub of shares of Company Common Stock pursuant to the Offer, upon a material breach of any material covenant or agreement on the part of the Company set forth in this Agreement, or if the Offer Condition contained in paragraph (c)(i) or (ii) of Annex A is not capable of being satisfied or cured by the earlier of (x) the Outside Date or (y) within thirty (30) days after any executive officer of the Company becomes aware of the breach of any representation or warranty resulting in the failure to satisfy such Offer Condition;

                  (f) By the Company, upon a material breach of any material covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or upon the failure of any representation or warranty of Parent or Merger Sub set forth in this Agreement (i) to the extent such representation or warranty is qualified by Material Adverse Effect, to be true and correct and
(ii) to the extent such representation or warranty is not qualified by Material Adverse Effect, to be true and correct, except that, in the case of this clause
(ii), no failure shall be deemed to have occurred so long as such failure, taken together with all other such failures, does not have a Material Adverse Effect on Parent in the case of each of clause (i) and (ii) as of the date of this Agreement and (except to the extent such representation or warranty speaks as of an earlier date) as of the consummation of the Offer as though made on and as of such date, and except that, in the case of each of clause (i) and (ii), no failure shall be deemed to have occurred so long as such failure is capable of being satisfied or cured by the earlier of (x) the Outside Date or (y) within thirty (30) days after any executive officer of Parent becomes aware of the breach of any representation or warranty resulting in such failure;

                  (g) By the Company, if Merger Sub fails to (i) commence the Offer or keep the Offer open as required in Section 1.1 hereof or (ii) purchase validly tendered shares of the Company Common Stock in violation of the terms of the Offer and this Agreement;

                  (h) By Parent, if any Person other than Parent, Merger Sub, or any of their affiliates or any group of which any of them is a member, shall have entered into a definitive agreement or an agreement in principle with the Company or any of its Subsidiaries with respect to an Acquisition Proposal or the Company Board (or any committee thereof) shall have adopted a resolution approving any of the foregoing;

                  (i) By the Company, prior to the purchase by Merger Sub of Shares of Company Common Stock pursuant to the Offer, if (i) the Company Board determines to accept a Superior Proposal pursuant to Section 5.4(b); (ii) the Company notifies Parent in writing that it intends to enter into such agreement, attaching the final version of such agreement to such notice; and (iii) Purchaser does not make within 72 hours after receipt of the Company's written notice of its intention to enter into a binding agreement for a Superior Proposal, any offer the Company Board reasonably and in good faith determines (after consultation with its independent financial advisor and outside legal counsel) is at least as favorable to the shareholders of the Company (other than the shareholders who are parties to the Shareholder Agreement) as the Superior Proposal and during such period the Company reasonably considers and discusses in good faith all proposals submitted by Parent and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Parent and its advisors from time to time as required by Parent to consider and discuss in good faith Parent's proposals. The Company agrees to notify Parent immediately if its intention to enter into a binding agreement referred to in its notice to Parent shall change at any time after giving notice; or

                  (j) By Parent, if the holders of shares of Company Common Stock which are a party to the Shareholder Agreement either (i) fail to tender into the Offer (and not withdraw) a majority of the outstanding shares of Company Common Stock or (ii) in any material respect, fail to vote, fail to act by consent or interfere with or frustrate the exercise of the rights conferred upon the holders of proxies identified and set forth in Section 6(a) of the Shareholder Agreement.

         7.2      EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except that (a) Section 5.6, Section 5.7 (but only if the Parent or any affiliate thereof owns any Company Common Stock), this Section 7.2 and Section 8.5(a) shall survive any termination of this Agreement and (b) notwithstanding anything to the contrary contained in this Agreement, neither Parent or Company shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement which shall include the obligation to pay all expenses incurred by the non-breaching party in connection with this Agreement.

                  (b) In the event that this Agreement is terminated pursuant to
Section 7.1(d), Section 7.1(e) (due to a material breach of any material covenant or agreement on the part of the Company contained in Article I hereof, or in Sections 5.1, 5.2, 5.3, 5.4, 5.8, 5.9, 5.10 or 7.1(i) hereof), Section
7.1(h), Section 7.1(i), or Section 7.1(j), then the Company shall pay Parent in cash (A) U.S. $65,000,000 plus (B) up to U.S. $14,000,000 of Parent's Expenses incurred in connection with the Offer and Merger. The amounts set forth in this
Section 7.2(b) shall be payable by wire transfer of immediately available funds
(A) prior to such termination by the Company pursuant to Section 7.1(i) or (B) on the date of such termination by Parent pursuant to Section 7.1(d), Section 7.1(e), Section 7.1(h) or Section 7.1(j). The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transaction contemplated in this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. In the event the Company shall fail to pay any amount payable pursuant to this Section 7.2(b) when due, the Expenses of Parent and Merger Sub shall be deemed to include (i) the costs and expenses actually incurred or accrued by Parent and Merger Sub (including, without limitations, fees and expenses of counsel) in connection with the collection under the enforcement of this Section 7.2(b), together with
(ii) interest on such unpaid amounts, commencing on the date that such amounts became due, at a rate equal to the prime rate of Citibank, N.A. on the date that such amounts became due plus 2.00% per annum.

         7.3 AMENDMENT. Subject to Section 1.4(c), this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. Subject to Section 1.4(c), at any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally; (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service; or (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Parent or Merger Sub, to:

                           Koninklijke Numico N.V.
                           Rokkeveenseweg 49
                           2712 PJ Zoetermeer
                           The Netherlands
                           Facsimile:     011-31-79-353-9671
                           Attention:     Julitte van der Ven, General Counsel
                           with a copy to:

                           Vedder Price Kaufman & Kammholz
                           222 North LaSalle Street, Suite 2400
                           Chicago, Illinois 60601
                           Facsimile:       (312) 609-5005
                           Attention:       Guy E. Snyder
                                            William J. Bettman

                  (b)      if to the Company, to,

                           Rexall Sundown, Inc.
                           6111 Broken Sound Parkway, NW
                           Boca Raton, Florida  33487
                           Facsimile:        (561) 999-4729
                           Attention:        Richard Werber, Vice President
                               and General Counsel

                           with a copy to

                           Greenberg Traurig, P.A.
                           1221 Brickell Avenue
                           Miami, Florida  33131
                           Facsimile:       (305) 579-0717
                           Attention:       Paul Berkowitz
                                            Ira Rosner


         8.3 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

         8.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.5      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

                  (a) This Agreement (including the Company Disclosure Schedule) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which Confidentiality Agreement shall survive the execution and delivery of this Agreement or any termination hereof. Notwithstanding the foregoing, the entering into of this Agreement by the Company shall constitute the written consent of the Company for Parent and or its affiliates to take any of the actions proscribed by Sections 7(i), (ii), (iii), (iv) and (v) of the Confidentiality Agreement.

                  (b) Except as otherwise expressly set forth herein, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         8.6      GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles; provided, that the matters affecting the validity of the corporate action taken by the Company, Parent or Merger Sub relating to the Merger shall be governed by the laws of the State of Florida.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (ii) IT MAKES SUCH WAIVERS VOLUNTARILY; AND
(iii) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6(c).

         8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

         8.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.10 DEFINITIONS. As used in this Agreement unless the context requires otherwise:

                  (a) "affiliate" means any person directly or indirectly controlling, controlled by or under common control with such other person at the time at which the determination of affiliation is being made. The term "control" (including, with correlative meanings, the term "controlled by" or "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

                  (b) "Board" means the Board of Directors of any specified Person (and with respect to Parent means its Supervisory Board) and any properly serving and acting committees thereof.

                  (c) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

                  (e) "Company Equity Plans" means (i) the Company's Amended and Restated 1993 Employee Stock Incentive Plan, the Company's Amended and Restated 1993 Non-Employee Director Stock Option Plan, the Company's Amended and Restated 1994 Non-Employee Director Stock Option Plan, and the Company's 1996 Rexall Showcase International Distributor Stock Option Plan (collectively, the "Company Stock Options Plans") and (ii) the Company's Amended and Restated 1993 Employee Stock Purchase Plan and the Company's 1996 Rexall Showcase International Distributor Stock Purchase Plan (the "Company Stock Purchase Plans").

                  (f) "Company Material Contracts" means (a) all contracts listed as an exhibit to the Company SEC Reports; (b) any other agreement within the meaning set forth in item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations; and (c) such agreements listed on Sections 3.1(k)(i) and 3.1(k)(iii) of the Company Disclosure Schedule).

                  (g) "Intellectual Property" shall mean patents, copyrights, trademarks (registered and unregistered), service marks, brand names, trade names, and registrations in any jurisdiction of, and applications in any jurisdiction to register the foregoing, technology, know-how, software, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted and any other trade secrets related thereto.

                  (h) "Material Adverse Effect" means, with respect to any Person, any adverse change, circumstance, development, event or effect that, individually or in the aggregate with all other adverse changes, circumstances, developments, events and effects, is or could reasonably be expected to be materially adverse to the business, operations, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such entity and its Subsidiaries taken as a whole, or on the ability of such Person to perform its obligations under this Agreement or on the ability of such Person to consummate the Merger and the other transactions contemplated hereby without material delay other than any change or effect attributable to the economy in general.

                  (i) "Organizational Documents" means, with respect to any entity, the certificate of incorporation, the articles of incorporation, bylaws or other similar governing documents of such entity.

                  (j) "Person" means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in Section 13(d)(3) the Exchange Act).

                  (k) "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated,
(i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any of its Subsidiaries of such Person do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

                  (l) (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and
(ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

                  (m) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

         8.11 PERFORMANCE BY MERGER SUB. Subject to the terms hereof, Parent hereby agrees to cause Merger Sub to, and to take all reasonable steps to enable it to, comply with its obligations hereunder and under the Offer and to cause Merger Sub to consummate the Merger as contemplated herein and whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking of Parent to cause Merger Sub to take such action.

         8.12 DISCLOSURE SCHEDULES. Notwithstanding anything to the contrary set forth in the Company's Disclosure Schedule, any matter disclosed in any subsection of the Company's Disclosure Schedule shall be deemed disclosed only for the purposes of the specific subsections of this Agreement to which such subsection relates.

                                       ***

         IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of April 30, 2000.


                                      KONINKLIJKE NUMICO N.V.

                                      By:  /s/ Julitte van der Ven
                                         ---------------------------------
                                               Name:  Julitte van der Ven
                                               Title: Attorney-in-Fact

                                      NUTRICIA INVESTMENT CORP.

                                      By:  /s/ Julitte van der Ven
                                         ------------------------------------
                                               Name:  Julitte van der Ven
                                               Title: President

                                      REXALL SUNDOWN, INC.

                                      By:  /s/ Damon DeSantis
                                         ---------------------------------
                                               Name: Damon DeSantis
                                               Title: President and CEO

                                     ANNEX A
                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, and subject to the terms and conditions of the Agreement, Merger Sub shall not be obligated to accept for payment any shares of Company Common Stock until all Required Regulatory Approvals shall have been obtained, made or satisfied including until the expiration of any waiting periods applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) promulgated under the Exchange Act) pay for, and may delay the acceptance for payment of or payment for, any shares of Company Common Stock tendered in the Offer and (subject to the terms and conditions of the Agreement, including Section 1.1(b)) may amend, extend or terminate the Offer if, (i) immediately prior to the expiration of the Offer (as extended in accordance with the Agreement) the Minimum Condition shall not have been satisfied or (ii) prior to the time of acceptance of any shares of Company Common Stock pursuant to the Offer any of the following shall occur:

                  (a) there shall be threatened or pending any action, litigation or proceeding (hereinafter, an "Action") by any Governmental Entity or other Person: (i) challenging the acquisition by Parent or Merger Sub of shares of Company Common Stock or seeking to restrain or prohibit the consummation of the Offer or the Merger; (ii) seeking to prohibit or impose any material limitation (including any hold separate obligation) on Parent's, Merger Sub's or any of their respective affiliates' ownership or operation of all or any material portion of the business or assets of the Company and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole; or (iii) seeking to impose material limitations on the ability of Parent or Merger Sub effectively to acquire or hold, or to exercise full rights of ownership of, the shares of Company Common Stock including the right to vote the shares of Company Common Stock purchased by them on an equal basis with all other shares of Company Common Stock on all matters properly presented to the shareholders of the Company; or

                  (b) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed to or become applicable to the Agreement, the Offer, the Merger or the Shareholder Agreement, or any other action shall have been taken, by any court or other Governmental Entity, that could reasonably be expected to result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (iii) of paragraph (a) above; or

                  (c) (i) the representations and warranties of the Company contained in Section 3.1(b) of the Agreement shall not be true and correct in all material respects as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the consummation of the Offer as though made on and as of such date; (ii) the representations and warranties of the Company set forth in the Agreement (other than those set forth in Section 3.1(b) of the Agreement), (x) to the extent qualified by Material Adverse Effect shall not be true and correct and (y) to the extent not qualified by Material Adverse Effect shall not be true and correct, except that this clause (y) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, do not have a Material Adverse Effect on the Company, in the case of each of clause (x) and (y) as of the date of the Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the consummation of the Offer as though made on and as of such date; (iii) the Company shall have breached or failed to comply in any material respect with any of its material obligations, covenants or agreements under the Agreement; or
(iv) any change or event shall have occurred that has, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

                  (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the American Stock Exchange; (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, the European Union or the United Kingdom; (iii) any material limitation (whether or not mandatory) by any Governmental Entity on the extension of credit by banks or other lending institutions; (iv) a suspension of, or limitation on, the currency exchange markets or the imposition of, or material changes in, any currency or exchange control laws in the United States or abroad; (v) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or the Netherlands which could reasonably be expected to have a Material Adverse Effect on the Parent or Company or prevent (or materially delay) the consummation of the Offer; or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or a worsening thereof; or

                  (e) (i) if the holders of shares of Company Common Stock which are the subject of the Shareholder Agreement shall have either (A) failed to tender into the Offer (and not withdrawn) a majority of the oustanding shares of Company Common Stock or (B) in any material respect, failed to vote, failed to act by consent or have interfered with or have frustrated the exercise of the rights confered upon the holders of proxies identified and set forth in Section 6(a) of the Shareholder Agreement, or (ii) any of the representations and warranties of any such party set forth in the Shareholder Agreement shall not be true in any material respect, in each case, when made or at any time prior to the consummation of the Offer as if made at and as of such time, or (iii) the Shareholder Agreement shall have been invalidated or terminated with respect to any shares of Company Common Stock subject thereto; or

                  (f) the Board of Directors of the Company (or any special committee thereof) shall have withdrawn or materially modified in any manner adverse to Parent or Merger Sub its approval or recommendation of the Offer, the Merger or this Agreement; or

                  (g) the Company shall have entered into or shall have publicly announced its intention to enter into, an agreement or agreement in principle with respect to any Acquisition Proposal; or

                  (h) the Agreement or the Shareholder Agreement shall have been terminated in accordance with its terms.

         The conditions set forth in clauses (a) through (h) are for the sole benefit of Parent and Merger Sub and may be asserted by Parent and Merger Sub regardless of the circumstances giving rise to such condition and may be waived by Parent and Merger Sub in whole or in part at any time and from time to time, by express and specific action to that effect, in their sole discretion. The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

         The capitalized terms used in this Annex A shall have the meanings set forth in the Agreement to which it is annexed.

                                  SCHEDULE 5.7

     8.1  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          (a) The Corporation (and any successor to the Corporation by merger or otherwise) shall indemnify each person (including the heirs, personal representatives, executors, administrators and estate of the person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal therefrom (collectively, a "Proceeding"), against all liability (including judgments, settlements, penalties and fines) and reasonable costs, charges and expenses (including attorneys' fees) asserted against him or incurred by him by reason of the fact that the person is or was a director or officer of the Corporation (each an "Indemnified Person").

          (b) Notwithstanding the foregoing, except with respect to the indemnification specified in the third sentence of subsection (d) of this Section, the Corporation shall not indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such Indemnified Person.

          (c) Reasonable costs, charges and expenses (including attorneys' fees) incurred by an Indemnified Person in defending a Proceeding may and, in connection with a transaction involving a Change in Control of the Corporation or a potential Change in Control of the Corporation shall, be paid by the Corporation in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Board (the "Undertaking") by the Indemnified Person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section. A person to whom costs, charges and expenses are advanced pursuant to this Section shall not be obligated to repay pursuant to the Undertaking until the final determination of (A) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified or (B) the obligation of the person to repay pursuant to the Undertaking.

          For purposes hereof, a "Change in Control" shall mean a merger, sale of all or substantially all of the assets, or acquisition of more than 40% of the voting stock of the Corporation, by a tender offer, stock purchase or otherwise.

          (d) Any indemnification or advance under this Section shall be made as promptly as practicable after delivery of the written request of the Indemnified Person. The right to indemnification or advances as granted by this Section shall be enforceable by an Indemnified Person in any court of competent jurisdiction if the Corporation denies the request under this
Section in whole or in part, or if no disposition of the request is made as promptly as practicable after delivery of the request. The requesting person's reasonable costs and expenses incurred in connection with successfully establishing his right to indemnification shall also be indemnified by the Corporation.

          (e) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an Indemnified Person may now or thereafter be entitled under any by-law, statute, agreement, vote of shareholders or disinterested directors or recommendation of counsel or otherwise. All rights to indemnification and advances under this Section shall be deemed to be a contract between the Corporation and each Indemnified Person who is an Indemnified Person at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish the rights to indemnification of such indemnified Person or the obligations of the Corporation arising hereunder for claims relating to matters occurring prior to the repeal or modification.

          (f) If this Section or any portion is invalidated or held to be unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Indemnified Person to the fullest extent permitted by all applicable portions of this Section that have not been invalidated or adjudicated unenforceable, and as permitted by applicable law.